CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 19, 2017, relating to the financial statements and financial highlights, which appear in the T. Rowe Price Floating Rate Multi-Sector Account Portfolio, T. Rowe Price High Yield Multi-Sector Account Portfolio, T. Rowe Price Investment-Grade Corporate Multi-Sector Account Portfolio, and T. Rowe Price Mortgage-Backed Securities Multi-Sector Account Portfolio (four of the portfolios comprising T. Rowe Price Multi-Sector Account Portfolios, Inc.), Annual Reports on Form N-CSR for the year ended February 28, 2017. We also consent to the use in this Registration Statement of our report dated November 1, 2016, relating to the financial statements of T. Rowe Price Total Return Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
June 28, 2017